                 SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

          FIRST: The charter of Seligman LaSalle Real Estate Fund Series, Inc., a Maryland corporation (the "Corporation"), is hereby amended to change the names of the classes of the Corporation's series of common stock, par value $0.001 per share, as set forth below:

Current Name of Series and Class   New Name of Series and Class
--------------------------------   ----------------------------
Seligman LaSalle Monthly           Seligman LaSalle Monthly
Dividend Real Estate Fund          Dividend Real Estate Fund
Class I Common Stock               Class R5 Common Stock

Seligman LaSalle Monthly           Seligman LaSalle Monthly
Dividend Real Estate Fund          Dividend Real Estate Fund
Class R Common Stock               Class R2 Common Stock

Seligman LaSalle Global            Seligman LaSalle Global
Real Estate Fund                   Real Estate Fund
Class I Common Stock               Class R5 Common Stock

Seligman LaSalle Global            Seligman LaSalle Global
Real Estate Fund                   Real Estate Fund
Class R Common Stock               Class R2 Common Stock

          SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors, and the amendment is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

          THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary as of the 28th day of July, 2009.

ATTEST:                                 SELIGMAN LASALLE REAL ESTATE FUND
                                        SERIES, INC.


/s/ Christopher O. Petersen             By: /s/ Patrick T. Bannigan
-------------------------------------       ------------------------------------
Christopher O. Petersen                     Patrick T. Bannigan
Assistant Secretary                         President